                                                                  EXHIBIT 99A

                                    EXHIBIT A


                        AGREEMENT REGARDING JOINT FILING

         The undersigned hereby agree and consent to the joint filing on their behalf of this Schedule 13G in connection with their beneficial ownership of the common stock of Nortek Inc.

Dated:   February 11, 2000



CANYON CAPITAL ADVISORS LLC,
A DELAWARE LIMITED LIABILITY COMPANY



By:  /s/ Joshua S. Friedman
    ------------------------------
Name:    Joshua S. Friedman
Title:   Managing Director


JOSHUA S. FRIEDMAN


/s/ Joshua S. Friedman
-----------------------------


MITCHELL R. JULIS


/s/ Mitchell R. Julis
-----------------------------


R. CHRISTIAN B. EVENSEN


/s/ R. Christian B. Evensen
-----------------------------


                                  EXHIBIT A